UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 8, 2020
Date of Report (date of earliest event reported)
_________________
TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events
On each of January 8, 2020 and January 21, 2020, TransEnterix, Inc., a Delaware corporation (the “Company”), issued a press release announcing its entry into an agreement to lease its Senhance® System to an additional hospital customer.

On January 14, 2020, the Company issued a press release to announce it had filed a 510(k) submission with the U.S. Food and Drug Administration for its Intelligent Surgical Unit (ISU™) for use with the Senhance System. The Company believes it is the first such FDA submission seeking clearance for machine vision technology in abdominal robotic surgery. A copy of the press releases are filed herewith as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated January 8, 2020
99.2	Press Release, dated January 14, 2020
99.3	Press Release, dated January 21, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TransEnterix, Inc.

Date: January 22, 2020	/s/ Anthony Fernando
Anthony Fernando
President and Chief Executive Officer

3